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                                  EXHIBIT 11(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this post-effective amendment No. 26 to the registration statement of Money Market Portfolio (formerly Cash Income Trust) ("the Fund") on Form N-1A (File No.s 2-74285; 811-3274) of our report dated February 24, 1997, on our audits of the financial statements and financial highlights of the Fund, which report is incorporated by reference in this post-effective amendment to the registration statement.



COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
April 21, 1998